SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15d of the

                  Securities and Exchange Act of 1934


                      ---------------------------

                   Date of Report (Date of earliest
                    event reported) August 21, 1997



                            WLR Foods, Inc.
        (Exact name of registrant as specified in its charter)

         Virginia            0-17060              54-1295923
        (State of        (Commission File     (IRS Employer Iden-
      Incorporation)         Number)            tification No.)


                P.O. Box 7000                        22815
              Broadway, Virginia                  (Zip Code)
   (Address of Principal executive offices)


                            (540) 896-7001
                    (Registrant's telephone number,
                         including area code)

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Item 5.   Other Events

As of August 21, 1997, the Company stated that it has secured waivers from its lenders covering the noncompliance, as of June 28, 1997, with certain financial covenants set forth in its revolving credit facility and in certain Note Agreements dated as of May 1, 1991, and June 1, 1995, both as amended. Specifically, on such date, the Company was not in compliance with the Minimum Tangible Net Worth provisions set forth in the facility and the Note Agreements. In accordance with accounting rules, the Company has reclassified its related long-term debt as a current liability. This reclassification also resulted in an event of technical noncompliance, by less than one-tenth of one point, with the Current Ratio tests set forth in the above agreements.


Also on August 21, 1997, the Company announced that it is exploring the private placement of up to $150,000,000 of senior subordinated notes. The proceeds from the proposed placement, if consummated, will be used to reduce a portion of the Company s existing debt and for general corporate purposes.






































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                               SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              WLR Foods, Inc.


                              By:__/s/ James L. Keeler______________
                                   James L. Keeler
                                   President and
                                   Chief Executive Officer














































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